Exhibit T3E-5

SECOND SUPPLEMENT TO	CONFIDENTIAL
OFFERING MEMORANDUM AND
CONSENT SOLICITATION STATEMENT

Maxcom Telecomunicaciones, S.A.B. de C.V.

Offer to Exchange any and all of its outstanding Step-Up Senior Notes due 2020 for its 8% Senior Secured Notes due 2024, its Junior Payment-in-Kind Notes and Cash

Solicitation of Consents to Proposed Amendments to Related Indenture

Disclosure Statement for Solicitation of Votes on a Prepackaged Plan of Reorganization

The exchange offer, the consent solicitation and the plan solicitation will expire at 5:00 p.m. (New York City time) on July 30, 2019 unless extended by us (such date and time, as they may be extended, the “expiration date”).  In order to be eligible to receive the total exchange consideration, which includes the early participation consideration, holders of old notes must validly tender and must not validly withdraw their old notes and must submit their ballot in favor of the Plan (as defined below) prior to or at 5:00 p.m. (New York City time) on the expiration date unless extended by us. Votes to accept or reject the Joint Prepackaged Chapter 11 Plan in the form set forth in Annex B to the statement (as defined below) (as same may be modified, amended or supplemented from time to time, the “Plan”) must be received no later than 5:00 p.m. (New York City time) on the expiration date (the “Voting Deadline”). If the exchange offer and consent solicitation are successful, any votes to accept or reject the Plan will be of no effect.

This second supplement to offering memorandum and consent solicitation statement (this “supplement”) amends and supplements the offering memorandum and consent solicitation statement dated June 17, 2019, as supplemented by the First Supplement dated July 15, 2019 (as so amended and supplemented, the “statement”), as described below. This supplement constitutes an integral part of the statement and supersedes the statement with respect to the items described herein. Capitalized terms used in this supplement that are not defined herein have the meanings assigned to them in the statement.

As described in more detail herein, this supplement amends and supplements the statement in order to provide information about the Company’s unaudited financial information for the second quarter of 2019.

Any questions or requests for assistance or additional copies of this supplement, the statement or the Ballot should be directed to the Information Agent and Exchange Agent at the telephone numbers or email address listed on the back cover of the statement.

Exclusive Dealer Manager and Solicitation Agent

BCP Securities, LLC

July 23, 2019

1.              Second Quarter 2019 Financial Results

The report entitled “Maxcom Telecomunicaciones, S.A.B. de C.V. — Second Quarter Results 2019,” which begins on the next page of this supplement and discusses the Company’s unaudited financial information for the second quarter of 2019, prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, is added as a supplement to this statement.

Second Quarter Results 2019

Content Recent Developments o Exchange Offer o Contract Renewal with CFE OPGW Ruta del Golfo o Relevant Fiscal Matters o Renewal of Frequencies Earnings Results Summary Commercial Business Unit Residential Business Unit Wholesale Business Unit Consolidated Revenue Costs, Expenses and Other Items o Network Operation Costs o SG & A o EBITDA & Operating Income (Loss) o Comprehensive Financing Result o Taxes o Net Income (Loss) o CAPEX o Indebtedness o Stockholders' Equity Celmax Summary Exhibits – Non-Audited Financial Statements • • • • • • • • •

Second Quarter 2019 Results Recent Developments Exchange Offer • On June 17, the Company announced that it has initiated an offer addressed to Eligible Holders to exchange (“Exchange Offer”) any and all of its Step up Senior Notes due in 2020 for cash, its new 8.00% Senior Secured Notes due 2024 and its Junior Payment in Kind Notes. On the same date, the Company announced a solicitation of votes (“Plan Solicitation”) for a prepackaged Chapter 11 Reorganization Plan which, if made effective, would have substantially the same result as the Exchange Offer. The purpose of the Exchange Offer and the Plan Solicitation is to accomplish a financial restructuring, which will allow the Company to reduce leverage, fund necessary capital expenditures and continue its operations in a competitive manner. Likewise, the financial restructuring will allow the Company have a better general debt profile and reduce its financial burden. As part of the restructuring process of the Notes, the Company decided to suspend the payment of interest accrued in the first half of the year through June 15, 2019. This interest amounts to US $ 4.1 million, which will be paid once said process is completed. On July 17, 2019, Maxcom published a relevant event to communicate its commitment to pay all the interest due on the Notes, once the restructuring process is completed successfully. On July 3, 2019, the Ordinary General Meeting of Shareholders1 was held, where a capital increase of Ps. 300 million was authorized, conditioned to success either through the Exchange Offer or the Plan Solicitation. Likewise, as part of the resolution of the Meeting, it was authorized the issuance of 120 million common shares of the A series represented in the variable part at a price of Ps. 2.5 per share. The current aggregate principal amount of the old notes outstanding is US$103.4 million and the maximum aggregate principal amount of the Senior Notes and the Junior PIK Notes that will be issued in connection with the exchange offer is US$56.8 million and of US$10.3 million, respectively. The foregoing is subject to the approval of the Exchange Offer or the Plan Solicitation on the terms set forth in the related documentation. Maxcom has held discussions with several holders of the 2013 Notes who assisted in developing the proposal, and who consider the transaction fair and reasonable in light of the current market environment and given Maxcom´s circumstances. At the time of the launch of the Offer, holders of more than 30% of the 2013 Notes had already indicated that they would vote in favor of the transaction. Since June 17, Maxcom has published 2 relevant events dated June 28 and July 16 to communicate several changes to the original offer, in order to address concerns expressed by some holders. The improvements made to the offer are: • Extension of the term of the exchange offer and the date of participation to obtain the premium for early participation. • Changing the applicable currency of the Junior PIK Notes from Mexican pesos to U.S. dollars. 1 For more information, review the agreements of the Shareholders Meeting in the following link https://www.bmv.com.mx/es/emisoras/informcioncorporativa/MAXCOM-6522-CGEN_CAPIT

Second Quarter 2019 Results • Increasing the cash payout on the junior payment in kind notes via a greater sharing of the equity upside in certain circumstances • Removing the Company’s optional redemption right with respect to the Junior PIK Notes. As part of the restructuring process, the Company carried out an “Unwind” of the coverage that it had contracted through a cross currency swaps to cover the interest of the Step-Up Senior Notes 2020 for a notional amount of USD $ 70 million maturiting on 15 June 2020. For more details of the transaction, please review the relevant events published on the Bolsa Mexicana de Valores in the following link. https://www.bmv.com.mx/es/emisoras/eventosrelevantes/MAXCOM-6522-CGEN_CAPIT This description is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy the new notes nor an offer to purchase old notes nor a solicitation of consents. The exchange offer and consent solicitation is being made solely by means of the offering memorandum and consent solicitation statement dated June 17, 2019, as amended or modified to the date hereof. Contract Renewal CFE Ruta OPGW del Golfo On June 23, 1999, Telereunion S.A. de C.V. (hereinafter, “Telereunion”) entered into a Lease Agreement with the Federal Electricity Commission “CFE”, for the use and enjoyment of various leased parts within the coverage of CFE´s route Puebla-Veracruz-Poza Rica, with the purpose of having Telereunion install the fiber optic cable for the construction of a part of its public telecommunications network for a duration of 20 years, extended tacitly and automatically for another 10 year period. During 2006, Maxcom Telecomunicaciones, S.A.B. de C.V., acquired all of Telereunion´s equity including all owned and leased routes, infrastructure, obligations, rights, agreements, and debt, so as of 2006 Telereunion became a part Maxcom Telecomunicaciones S.A.B. de C.V. (jointly referred to hereinafter as “Maxcom” or the “Company”). On March 23 and 26, 2018, Maxcom submitted briefs before CFE stating its willingness to extend tacitly and automatically the term of the Lease Agreement, as agreed by the parties. After several interactions with CFE, on March 22, 2019, the Company, was informed by CFE of their decision to deny the Company the automatic previously agreed extension of the term for an additional 10 years, arguing alleged breaches to the Lease Agreement. Upon receipt of the aforementioned communication, new meetings were held with CFE to address their inquiries; and furthermore, on June 10, 2019, Maxcom and Telereunión together presented by writing clarifications to CFE's refusal, in order to demonstrate that : a) Telereunión paid in advance the first 20 years of lease as well as the term extension for the additional 10 years, b) all other conditions required for the term extension of the Lease Agreement to proceed are fully met to the best to our judgment; and c) the Agreement´s term does not come to an end on June 23 of 2019, if not until June 23, 2029.

Second Quarter 2019 Results On Friday, June 21, 2019, CFE responded to the written notice of Maxcom on June 10, 2019, in which it reiterates its position of March 22, 2019, once again denying the additional term of 10 years of the Lease Agreement. Based on the foregoing, Maxcom filed an Ordinary Civil Lawsuit before the Federal Courts in which the forced fulfillment of the Lease Agreement is claimed and consequently the aforementioned additional term, which was admitted by means of an admission agreement dated June 21, 2019 which was notified on June 24, 2019. In the aforementioned procedure, Maxcom was granted a precautionary measure so that the Lease Agreement takes full effect and continues to operate. This measure will be in force for 12 months or for the duration of the trial. On July 19 the Company were notified of the complaint response and counterclaim of CFE, which are currently being analyzed. Maxcom has until Thursday, July 25 to submit the procedural exceptions to CFE complaint response and furthermore, has until August 2 to submit its response to the CFE counterclaim. The Company considers that it has the right to the automatic term extension previously agreed and that it meets all of the conditions for that effect, however, in the event that in the Civil trial it is determined that the Company did not comply with the obligations for the automatic additional term, there is a risk that new conditions will be imposed for the new lease of the current leased parts of the route indicated above, which could have a higher unquantifiable cost for the Company. Maxcom will continue to carry out the necessary actions to guarantee continuity in the provision of public telecommunications services of general interest, so that its users have reliable and quality services. Relevant Tax Matters • On February 5, 2019, it was received from the Servicio de Administración Tributaria (SAT) an official letter of observations regarding the 2015 fiscal year review, where the authority determines that Maxcom did not provide enough elements to prove the materiality and indispensability of certain interconnection operations with a concessionary company and a telecommunication service reseller company, both authorized by the competent authority, which provide to Maxcom termination international calls services. This determination puts at risk the deductibility of the expenses incurred as well as the accreditation of the Value Added Tax (VAT) paid to said suppliers. Maxcom has provided all the elements to distort these observations. In March, 2019, Maxcom requested the intervention of the Procuraduría de la Defensa del Contribuyente (PRODECON) to reach a conclusive agreement through the administrative law that ratifies the position of the Company. Since then, several technical meetings and tables have been held with the SAT and PRODECON in order to distort the observations of the authority and provide all the necessary information to demonstrate the existence and indispensableness of the observed operations.

Second Quarter 2019 Results However, through a letter dated July 4, PRODECON notified the Company of the SAT's reply letter in which, although it implicity acknowledges the existence and traceability of the operations, it denies Maxcom the request for a conclusive agreement, and communicates the amount of the possible tax credit that the Company would have to settle; for the exercise reviewed (2015), in case of not being able to distort the SAT´s observations, which amounts to Ps. 426 million including surcharges, fee and update. Maxcom has a period of 10 days to declare its applicable right. The Company is preparing the response the document presented by the SAT and analyzing, together with its advisors, the different administrative and contentious alternatives available. Maxcom considers it has all the necessary support to demonstrate that the operations observed by the authority have all the requirements to be considered as deductibles and that it will be able to demonstrate, either by administrative law or legal remedies, the proceed of all operations carried out with the suppliers indicated by the authority. Frequency Renewal On June, 2019, the resolution was notified by the IFT regarding the extension of the term of the 7 concessions to use, take advantage and exploit frequency bands of the radio spectrum. As part of the consideration Maxcom will have to pay the amount of Ps.197 million, said amount must be updated according to the INPC at the time the payment is made, which will happen before September 30, 2019.

Second Quarter 2019 Results Earnings Results Summary 20% decrease in expenses compared to the same quarter of 2018. Regarding cost, the Company recorded an increase of Ps. 60 million or 53%. The main factor of the growth in costs is due to the operation of the Wholesale business unit. EBITDA for the quarter amounted to Ps.58 million on a consolidated basis, representing a variation of -67% with respect to 2Q18. Excluding the accounting effect of Ps.37 million in the way operating leases are recorded under new accounting standard IFRS 16 as of January 1, 2019, the consolidated EBITDA was Ps. 21 million and Ps.30 million excluding Celmax operations, therefore, the variation with respect to 2Q18 was Ps.158 million and Ps.148 million respectively. The main factors that explain the variation were: Maxcom´s 2Q19 Performance TOTAL RE VE NU E Ps.366 million NET W O R K OPE R ATIO N CO ST Ps.214 million 24% vs 2Q18 • The strategic sale of 72 telecommunication towers recorded during 2Q18, which generated Ps. 148 million • of the Ps. 178 million EBITDA reported in that quarter • The decrease in revenues from the Residential segment as a result of the execution of wind down plan • The reactivation of the Wholesale business unit, which generated revenues of Ps. 128 million with a 6.5% margin during 2Q19 The decrease in Company’s margins is a consequence of the reactivation of Wholesale operations and the impact that it represents in the revenue mix. This business unit reflects an increase in its participation, going from 1% in 2Q18 to 36% in this reported quarter. The Commercial business unit maintains its participation in 57% for this quarter compared to the GR OS S P R OFI T MA RGIN 42% vs 64% 2Q18 previous quarter without considering Celmax. revenues from EBIT D A Ps.58 million -67% vs 2Q18 The Company continues the execution of efficiencies mainly in consultants and fees, payroll, network maintenance, electricity and site maintenance. As a result of the foregoing, excluding the effects of IFRS 16 accounting standard, Maxcom presented a OPE R ATI N G IN COME (LOS S) Ps.-48 million vs Ps.117 million 2Q18 MAXCOM TELECOMUNICACIONES, S.A.B. DE C.V. AND SUBSIDIARIES FINANCIAL AND OPERATING HIGHLIGHTS Figures in millions of pesos, except operat ing dat a Total Revenues EBITDA EBITDA margin (%) 366 58 16% 377 73 19% (3%) (20%) Net income (loss) (93) (9) (915%) NET I N CO M E (LO SS) Ps.-93 million Net margin (%) (25%) (2%) 1 397 (41) 2,635 418 63 2,640 (5%) (35%) (0%) 73% Cash and financial instruments CAPEX Debt 2 13.4 7.7 Net debt / LTM EBITDA (X) Customers Commercial Residential RGUs 3 32,910 1,270 31,640 191,802 35,865 1,108 34,757 217,191 (8%) 15% (9%) (12%) 1 Inc ludes long-term restric ted c ash. 2 Debt is c onsidered at fac e value and inc ludes interest payable as of the end of the period 3 Revenue generating units Item 2Q19 1Q19 % var

Second Quarter 2019 Results Commercial Business Unit • The Company has focused on consolidating this business unit. The participation in the revenue mix has remained at 56% compared to the previous quarter due to the increase in Wholesale revenues. Commercial revenue reached Ps. 206 million, representing a 50% decrease or Ps. 209 million compared to Ps. 415 million registered during 2Q18. This is due to the non recurrent revenue of 72 telecommunication towers mentioned previously, which accounted for Ps. 197 million. Without • The average revenue per customer (ARPC) of the commercial business during 2Q19 was Ps. 48 thousand, 23% lower than the Ps. 62 thousand registered in 2Q18 and 24% below sequentially. Cumulatively, total commercial revenue reached Ps. 439 million, which represents a decrease of 27% or Ps. 165 million. Without considering the sale and lease back transaction, commercial revenue presented an increase of 8% or Ps. 32 million. • considering this transaction, commercial decreased by 6% or Ps. 12 millions. Sequentially, the commercial revenue income • • had a decrease of Ps. 27 million or 12% compared to 1Q19. This variation is mainly explained by the strategic sale of surplus capacity in our fiber optic infrastructure recorded in the previous quarter. Residential Business Unit As we have mentioned in previous reports, the Company continues the execution of its “wind down” process. However, the administration has decided to extend the closing of the remaining 32 clusters and conclude the process until December 2019. The revenue generated by the segment was Ps. 27 million, which represented 7% of all revenues recorded during 2Q19. This participation will continue to decrease in the following quarters as the Company grows its operations of the Commercial and Wholesale segments and continues the shuting down of clusters. Comparing 2Q19 against 2Q18, the revenue of this business unit presents a decrease of 52% or Ps. 29 million. This is mainly due to the scheduled closure of clusters contemplated in the plan and the shutdown of the TV service. • Sequentially, the decrease was 9% or Ps. 3 million. • • The contribution margin for this business unit for the 6 months ended June, 2019, was 55% or Ps. 31 million, generated by a customer base at the end of the period of 33 thousand. The accumulated revenue of this business unit for the first half of 2019 was Ps. 56 million, which represents a decrease of 54% or Ps. 65 million compared to the first half of 2018. • • •

Second Quarter 2019 Results Wholesale Business Unit During the quarter, the revenue in this business unit was Ps. 128 million, a significant increase of 2013% compared to the same period of 2018 and 16% above the income reported in 1Q19. These increases are a direct consequence of the reactivation of this business unit. • • In a cumulative basis, wholesale income reached Ps. 239 million in the first half of 2019, reflecting an increase of 433% or Ps. 194 million compared to the figures reported in the same period of the previous year. • As a result of the reactivation of this business unit, the participation in the total revenue mix at the end of the quarter was 35%, which compares favorably with 1% reported in the same quarter 2018. On a cumulative basis, the participation of this business unit represented 32% against 6% registered during the 1H18. Consolidated Revenue On a consolidated basis, total revenues reported in 2Q19 amounted to Ps. 366 million, a 24% decrease when compared to 2Q18, mainly explained by the decrease in Residential revenue and the sale and lease back transaction. • • Recurrent Commercial revenue continues to gain strength and participates in 54% of the Company's total revenues. Compared to 2Q18, it had an increase in the revenue mix of 9 percentage points. • Sequentially, the revenue registered a decrease of 3% or Ps. 12 million mainly explained by the non recurring sale of surplus capacity recorded in 1Q19. 2Q19 1Q19 QoQ % 2Q18 YoY % Commercial W holesale Resident ial Ot hers Ps. 206 Ps. 128 27 5 233 111 29 4 (12%) Ps. 15% (7%) 25% 415 6 56 3 (50%) 2,033% (52%) 67% T ot al Ps. 366 Ps. 377 (3%) Ps. 480 (24%)

Second Quarter 2019 Results Network Operating Cost Network operating costs for the quarter increased 24% to reach Ps. 214 million compared to Ps. 173 million reported in 2Q18. The increase is a consequence of the net effect between: • Excluding the IFRS 16 accounting effect, the increase in cost compared to 2Q18 is 41%,totaling Ps. 242 million for the quarter. As a consequence, gross profit decreased 51% or Ps. 155 million compared to 2Q18. Sequentially, gross profit registered a decrease of Ps. 19 million or 11%. On a cumulative basis, for the 6 months ended June 2019, gross profit totaled of Ps. 323 million, which represents a decrease of 29% or Ps. 135 million. • • o The increase in the cost of traffic Wholesale segment from the o The favorable effects of reclassification of operating leases under IFRS 16 The cost of sales recorded in the 2Q18 associated with the sale and lease back transaction. • o SG&A Expenses and fees, energy expenditure and software maintenance. The headcount at the end of the period was 326 employees, a decrease of 16% compared to the same period of 2018 and a decrease of 4% on a sequential basis. On a cumulative basis, the total expense recorded was Ps. 192 million, which represents a decrease of 22% or Ps. 54 million compared to the first half of 2018. Without the effects of IFRS 16 the decrease was 15% or Ps. 36 million. • During 2Q19, the Company reported a total Sale and Administration Expenses of Ps. 94 million, 27% less than the Ps. 128 million reported in 1Q18. On a sequential basis, total expenses decreased 5% or Ps. 5 million. Excluding the effect of IFRS 16, Sale and Administration Expenses decreased by Ps. 25 million or 20% compared to 2Q18. On a sequential basis it had a decrease of 4% or Ps. 5 million. The decrease in expenses is mainly due to the efficiency effort that has been executed during previous quarters, mainly in payroll, consultants • • • • EBITDA • During 2Q19 the EBITDA was Ps. 58 million, which compares unfavorably against the Ps.179 million recorded during 2Q18. The decrease is a direct consequence of the aforementioned net effects of the IFRS 16 accounting standard and the profit generated by the sale of telecommunication towers during 2Q18. • On a sequential basis, EBITDA presents a decrease of 20% or Ps. 14 million derived mainly from the sale of excess capacity in our fiber optic infrastructure. Discounting the accounting effects of IFRS 16, EBITDA presents a decrease of 41% or Ps. 15 million. Maxcom's quarterly EBITDA without Celmax operations was Ps. 68 million. This amount compares unfavorably with the Ps. 191 million reported in 2Q18. Without leases effects, the EBITDA excluding Celmax in the quarter was Ps. 30 million. •

Second Quarter 2019 Results Operating Income (Loss) • The Company recorded an operating loss of Ps. 45 million in 2Q19, which compares to an operating profit of Ps. 121 million reported in the same period of 2018. The variation is a direct consequence of the net effects of the adoption of IFRS 16 and the sale of telecommunications towers. The effect that was generated by accounting standard of leases was Ps. 29 million in the quarter. On a sequential basis, operating income decreased by Ps. 15 million or 48% due to the decrease in EBITDA. On a cumulative basis, the operating loss reached Ps. 76 million, which compares unfavorably with the operating profit of Ps. 102 million reported in the first half of 2018. • • Comprehensive Financing Result • During 2Q19, the Company recorded an integral loss of financing of Ps. 40 million, 75% less compared to the loss of Ps. 162 million reported in the same period of 2018. This is mainly due to a lower cash position in dollars with a greater effect of depreciation of the exchange rate in 2018. In addition to these effects, there was an increase in interest payments for the quarter caused by the increase in the interest rate of the Step-Up Senior Notes from 7% to 8% as of the second half of 2018, as well as by the negative effect of the reclassification of leases under IFRS 16 for Ps. 14 million On a cumulative basis, there was an integral loss of financing of Ps. 9 million, which compares favorably with the loss recorded in the same half of 2018 of Ps. 117 million. This is mainly due to the profit from the USD$8.9 million repurchased of the Step-Up Senior Notes that were made in the previous quarter for a total of Ps. 70 million and the effects previously mentioned above. • • 2Q19 2Q18 Ps. % Interest Expense Int erest (Income) Valuat ion Effect s – Net Exchange Rat e (Gain) Loss – Net 57 (10) 6 (12) 44 (33) 5 147 13 23 1 (159) 29% (69%) 27% (108%) T otal 40 162 (122) (75%)

Second Quarter 2019 Results Taxes • During 2Q19, taxes were recorded for Ps.5 million of ISR. Net Income (Loss) • During 2Q19, the Company recorded a net loss of Ps. 93 million, compared to a net loss of Ps. 58 million registered in the same period of 2018. Excluding the results of Celmax, Maxcom generated a net loss of Ps. 91 million, 108% more than the net loss registered during 2Q18. • Capital Expenditure Second Quarter of 2019 Second Quarter of 2018 Million Pesos Operating Activities CAPEX Financing Activities 52 (41) (28) 181 3 (14) Increase (Decrease) in Cash and Financial Instruments Cash and Financial Instruments at Beginning of Period (17) 170 386 431 Cash and Financial Instruments at End of Period 369 601 Indebtedness • As of June 30, 2019, the Company reported an indebtedness of 2,635 million (the debt is valued at face value and includes interest payable at the end of the period). The Company's leverage ratio measured through the Debt to EBITDA ratio was 15.78 times, while the Net Debt to EBITDA indicator was 13.4 times (for these calculations, is used the EBITDA of the last twelve months). It is worth mentioning that the calculations consider the effects of adoption of the IFRS 16 accounting standard both in EBITDA and in total indebtedness. The increase in debt by said accounting standard amounts to Ps. 524 million. Maxcom Financial Liabilities at June 30, 2019 1Co nsiders the exchange rate to settle o bligatio ns at June 30, 2018: P s$ 19.1685 per do llar 2 The Step-Up Senio r No tes bear interest (i) fro m the date o f issuance (Octo ber 2013) until June 14, 2016, at the annual fixed rate o f 6% per annum, (ii) fro m June 15, 2016 until June 14, 2018, at the annual f ixed rate o f 7% per annum, and (iii) fro m June 15, 2018 until the maturity date, at the annual fixed rate o f 8% per annum; have a maturity date o f June 15, 2020 3 This lo an was signed o n Octo ber 2015 at 9.86% fixed interest rate 2Q19 1Q19 4Q18 3Q18 Net Debt /LT M EBIT DA 13.40 7.73 7.15 5.23 • As we have mentioned in the recent developments’ section, on June 17, 2019, Maxcom made an “unwind” of the cross currency swaps to covered the interest of the Step-Up Senior Notes 2020 for a notional amount of USD $ 70 million maturiting on 15 June 2020. This operation had a net cashback effect of USD$1.4 million corresponding to the independent amount and collateral return. Face Value Figures in Millions Pesos Dollars Total Pesos1 Due date Rate Step-Up Senior Notes 2020 Bancomext - 37.5 103.4 - 1,981.6 37.5 June, 2020 6%, 7% y 8%2 September, 2020 9.86%3 Total financial debt 37.5 103.4 2,019.1

Second Quarter 2019 Results Stockholders´ Equity • At the end of 2Q19, the Company reported a total shareholder´s equity of Ps. 635 million. Capital Structure 2Q19 2Q18 Subscribed and paid shares 144,471,081 144,471,081 Celmax Summary • As a consequence of the above, the negative EBITDA of the business was Ps.10 million, which represents a decrease in the loss of Ps.3 million or 22% compared to 2Q18. Sequentially, there was an improvement of 43%, from a loss of Ps. 17 million to Ps. 10 million registered in this period. Cumulatively, the Company reached a negative EBITDA of Ps. 26 million, which compares unfavorably with negative EBITDA of Ps. 25 million registered in the first half of 2018. On June 21, 2019, the Shareholders' Meeting approved a capital increase by 10 million pesos. Maxcom has expressed its decision not to participate of the capital increase, as a consequence the weight of minority shareholders will increase to 59% and the Maxcom's shareholding will decrease to 41%. This will imply that Maxcom will no longer have control over Celmax and thus will cease to consolidate Celmax on the financial statements of Maxcom as of 3Q19. • Revenues from this unit come from Ps.3 million in 2Q18 to Ps.5 million in the second quarter of 2019 which represents an increase of 53%. The variation is mainly due to the increase in recharges and the increase in sales of SIMs, which amounted to Ps.2 million and Ps.0.2 million respectively. Subscribers at the end of 2Q19 amounted to 29,384 which represents an increase of 65% compared to the same period of the previous year, and a reduction of 8% sequentially. The sequential reductions were due to a cleaning of the park in use by our MVNOs customers. Total cost reached Ps. 5 million during this quarter, 37% above the Ps.3 million reported in the same quarter of the previous year. The variation is due to the increase in traffic costs and SIMs by Ps.1 million and $ 0.2 million respectively. Total expenses registered a decrease of Ps.2 million against 2Q18, leaving Ps. 10 million at the end of the quarter. The main factors of this decrease are due to the decrease of the commercial sales force in Ps. 2 millions. • • • •

Second Quarter 2019 Results About MAXCOM MAXCOM Telecomunicaciones, S.A.B. de C.V., headquartered in Mexico City, is a facilities-based telecommunications provider using a “smart-build” approach to deliver “last-mile” connectivity to enterprises and residential customers in the Mexican territory. MAXCOM launched its commercial operations in May 1999 and is currently offering local and long distance telephony services; wired, wireless and cellular data transmission and value-added services in Mexico City metropolitan area, Monterrey, Puebla, Querétaro, León, Guadalajara, San Luis Potosí, Tehuacán and Toluca, and on a selected basis in several cities in Mexico. The information contained in this press release is the exclusive responsibility of Maxcom Telecomunicaciones, S.A.B. de C.V. and has not been reviewed by the Mexican National Banking and Securities Commission (CNBV) or any other authority. The registration of the securities described in this press release before the National Registry of Securities (Registro Nacional de Valores) held by the CNBV, shall it be the case, does not imply any certification as to the investment quality of the securities or of Maxcom’s solvency. The trading of these securities by an investor will be made under such investor’s own responsibility. For more information contact: Rodrigo Wright México, D.F., México (52 55) 4770-1170 rodrigo.wright@maxcom.com This document may include forward-looking statements that are subject to risks, uncertainties and other factors which could cause real results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” and similar expressions may identify such forward-looking statements. Maxcom cautions readers that any forward-looking statement in this press release or made by the Company’s management involves risks and uncertainties that may change based on various important factors not under Maxcom’s control. These forward-looking statements represent Maxcom’s judgment as of the date of this press release. Maxcom disclaims any intent or obligation to update these forward-looking statements. Unless otherwise specified, all references to “USD$” are to United States dollars and references to “Ps.” are to Mexican pesos. Amounts presented in this quarterly report may not add up or may be slightly inconsistent due to rounding.

Second Quarter 2019 Results MAXCOM TELECOMUNICACIONES, S.A.B. DE C.V. AND SUBSIDIARIES UNAUDITED CONSOLIDATED STATEMENT OF FINANCIAL POSITION (IFRS) Thousands of Mexican Pesos (''Ps.'') As of June 30, 2019 As of December 31, 2018 Var $ Var % A SSETS: CURRENT ASSETS: Cash and financial instruments Ps. 369,080 Ps. 456,544 Ps. (87,464) (19%) 369,080 456,544 (87,464) (19%) Accounts receivable: Customers, net of allowance Recoverable value added tax Other sundry debtors 304,575 40,602 6,742 157,289 54,522 10,091 147,286 (13,920) (3,349) 94% (26%) (33%) 351,919 221,902 130,017 59% Inventory Prepaid expenses Total current assets 1,212 50,611 1,874 34,306 (662) 16,305 (35%) 48% 772,822 714,626 58,196 8% Telephone network systems and equipment, net Intangible assets, net Rights of use of leased assets, net Long-term restricted cash Financial instruments Deposits in guarantee Deferred taxes Other accounts receivable of long term Total assets 2,209,563 232,383 513,543 28,403 - 9,378 6,033 32,899 2,216,637 271,125 - 35,791 - 9,130 6,033 32,899 (7,074) (38,742) 513,543 (7,388) - 248 - - - (14%) 100% (21%) 100% 3% - - Ps. 3,805,024 Ps. 3,286,241 Ps. 518,783 16% LIA BILITIES CURRENT LIABILITIES: Step-up senior notes Bank loans Interest payable Accounts payable and accrued expenses Leases Deferred income Customer deposits Other taxes payable Total current liabilities Ps. 1,929,471 30,000 91,105 270,003 86,747 55,618 20,693 2,591 Ps. - 30,000 8,428 215,513 - 18,840 21,692 18,960 Ps. 1,929,471 - 82,677 54,490 86,747 36,778 (999) (16,369) 100% - 981% 25% 100% 195% (5%) (86%) 2,486,228 313,433 2,172,795 693% LONG-TERM LIABILITIES: Step-up senior notes Leases Bank loans Derivative financial instruments Deferred income Labor obligations Other long-term liabilities Long-term liabilities Total liabilities - 437,584 7,500 - 193,411 1,821 43,408 2,135,562 - 22,500 3,542 22,880 1,625 45,491 (2,135,562) 437,584 (15,000) (3,542) 170,531 196 (2,083) (100%) 100% (67%) (100%) 745% 12% (5%) 683,724 2,231,600 (1,547,876) (69%) Ps. 3,169,952 Ps. 2,545,033 Ps. 624,919 25% SHA REHOLDERS' EQUITY Capital stock Capital stock not exhibited Additional paid-in capital Accumulated losses Net income (loss) for the period Other comprehensive income Controlling interest Non-controlling interest Total shareholders' equity Ps. 1,533,254 (12,300) 50,170 (896,015) (91,216) - Ps. 1,533,254 (12,300) 50,170 (615,864) (280,151) 4,475 Ps. - - - (280,151) 188,935 (4,475) - - - 45% (67%) (100%) 583,893 51,179 679,584 61,624 (95,691) (10,445) (14%) (17%) Ps. 635,072 Ps. 741,208 Ps. (106,136) (14%) Total liabitilies and shareholders' equity Ps. 3,805,024 Ps. 3,286,241 Ps. 518,783 16%

Second Quarter 2019 Results MAXCOM TELECOMUNICACIONES, S.A.B. DE C.V. AND SUBSIDIARIES UNAUDITED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME (IFRS) Thousands of Mexican Pesos (''Ps.'') 3 mont hs ended June 30 vs 3M 2019 $ var 6 mont hs ended June 30 vs 6M 2018 $ var 2019% 2018% % var 2019% 2018% % var TOTA L REVENUES Ps. 365,825 100% Ps. 479,825 100% Ps. (114,000) (24%) Ps. 743,229 100% Ps. 775,495 100% Ps. (32,266) (4%) Network operating services Technical expenses Installation expenses Network operation cost 174,182 39,676 113 48% 11% 0% 113,814 58,444 347 24% 12% 0% 60,368 (18,768) (234) 53% (32%) (67%) 341,902 78,136 303 46% 11% 0% 206,459 110,619 472 27% 14% 0% 135,443 (32,483) (169) 66% (29%) (36%) 213,971 58% 172,605 36% 41,366 24% 420,341 57% 317,550 41% 102,791 32% GROSS PROFIT 151,854 42% 307,220 64% (155,366) (51%) 322,888 43% 457,945 59% (135,057) (29%) Selling, general and administrative expenses 93,703 26% 128,480 27% (34,777) (27%) 192,110 26% 245,640 32% (53,530) (22%) EBITDA 58,151 16% 178,740 37% (120,589) (67%) 130,778 18% 212,305 27% (81,527) (38%) Depreciation and amortization Other (income) expense 103,618 2,458 57,429 4,594 46,189 (2,136) 80% (46%) 206,934 10,809 110,250 11,963 96,684 (1,154) 88% (10%) Operating income (loss) (47,925) 116,717 (164,642) (141%) (86,965) 90,092 (177,057) (197%) Comprehensive (income) cost of financing: Interest expense Interest (income) loss, net Valuation effects, net Exchange (income) loss, net 56,558 (10,369) 5,862 (12,126) 43,822 (33,413) 4,630 146,654 12,736 23,044 1,232 (158,780) 29% (69%) 27% (108%) 116,137 (75,712) 17,250 (48,201) 83,215 (6,451) 26,032 14,402 32,922 (69,261) (8,782) (62,603) 40% 1,074% (34%) (435%) 39,925 161,693 (121,768) (75%) 9,474 117,198 (107,724) (92%) INCOME (LOSS) BEFORE TA XES (87,850) (44,976) (42,874) 95% (96,439) (27,106) (69,333) 256% Taxes: Income taxes Total taxes 4,695 - 4,695 - 5,222 694 4,528 652% (61%) 4,695 12,556 (7,861) (63%) 5,222 13,250 (8,028) NET INCOME (LOSS) Ps. (92,545) Ps. (57,532) Ps. (35,013) 61% Ps. (101,661) Ps. (40,356) Ps. (61,305) 152% Other comprehensive result 130 19,785 (19,655) (99%) (4,475) 1,073 (5,548) (517%) COMPREHENSIVE NET INCOME (LOSS) Ps. (92,415) Ps. (37,747) Ps. (54,668) 145% Ps. (106,136) Ps. (39,283) Ps. (66,853) 170% Controlling interest Non-controlling interest (91,696) (849) (50,721) (6,811) (40,975) 5,962 81% (88%) (91,216) (10,445) (26,982) (13,374) (64,234) 2,929 238% (22%) NET INCOME (LOSS) Ps. (92,545) Ps. (57,532) Ps. (35,013) 61% Ps. (101,661) Ps. (40,356) Ps. (61,305) 152% Average basic shares Average diluted shares 144,471 146,521 144,471 144,471 144,471 146,521 142,591 146,521 Earnings per basic share Earnings per diluted share -0.63 -0.63 (0.35) (0.35) -0.63 -0.62 (0.19) (0.18)

Second Quarter 2019 Results MAXCOM TELECOMUNICACIONES, S.A.B. DE C.V. AND SUBSIDIARIES UNAUDITED CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY (IFRS) Thousands of Mexican Pesos (''Ps.'') Capit al st ock not exhibit ed Addit ional paid-in capit al Ot her comprehensive income Tot al shareholders' equit y Capit al st ock Accumulat ed losses Cont rolling int erest Non-cont rolling int erest Balances as of December 31, 2017 Ps. 1,455,066 Ps. - Ps. 50,170 Ps. (590,647) Ps. 9,496 Ps. 924,085 Ps. 96,804 Ps. 1,020,889 Increase of non-controlling interest Increase in capital stock Stock option plan Restitution of accumulated losses Comprehensive net income - - - - - - - - - - - - - - - - - - - (26,982) - - - - 1,073 - - - - (25,909) - - - - (13,374) - - - - (39,283) Balances as of June 30, 2018 Ps. 1,455,066 Ps. - Ps. 50,170 Ps. (617,629) Ps. 10,569 Ps. 898,176 Ps. 83,430 Ps. 981,606 0 Capit al st ock not exhibit ed Addit ional paid-in capit al 0 Accumulat ed losses Ot her comprehensive income 0 Cont rolling int erest 0 Non-cont rolling int erest Tot al shareholders' equit y Capit al st ock Balances as of December 31, 2018 Ps. 1,533,254 Ps. (12,300) Ps. 50,170 Ps. (896,015) Ps. 4,475 Ps. 679,584 Ps. 61,624 Ps. 741,208 Increase of non-controlling interest Increase in capital stock Stock option plan Restitution of accumulated losses Comprehensive net income - - - - - - - - - - - - - - - - - - - (91,216) - - - - (4,475) - - - - (95,691) - - - - (10,445) - - - - (106,136) Balances as of June 30, 2019 Ps. 1,533,254 Ps. (12,300) Ps. 50,170 Ps. (987,231) Ps. - Ps. 583,893 Ps. 51,179 Ps. 635,072

Second Quarter 2019 Results MAXCOM TELECOMUNICACIONES, S.A.B. DE C.V. AND SUBSIDIARIES UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOW (IFRS) Thousands of Mexican Pesos (''Ps.'') 3 mont hs ended June 30 vs 3M 2019 $ var 6 mont hs ended June 30 vs 6M 2018 $ var 2019 2018 % var 2019 2018 % var Operating A ctivities: Income (loss) before taxes Ps. (87,849) Ps. (44,976) Ps. (42,873) 95% Ps. (96,439) Ps. (27,106) Ps. (69,333) 256% Items not requiring the use of cash Cash flow form income (loss) before taxes 133,855 193,427 (59,572) (31%) 191,409 164,707 26,702 16% 46,006 148,451 (102,445) (69%) 94,970 137,601 (42,631) (31%) Cash flow from: Accounts receivable Inventory Accounts payable Other assets and liabilities Cash flow from operating activities (111,497) 210 22,447 95,005 12,053 279 (31,713) 51,718 (123,550) (69) 54,160 43,287 (1,025%) (25%) (171%) 84% (157,899) 662 54,490 183,548 (11,733) 1,573 (76,267) 29,077 (146,166) (911) 130,757 154,471 1,246% (58%) (171%) 531% 6,165 32,337 (26,172) (81%) 80,801 (57,350) 138,151 (241%) Net cash flow from operating activities 52,171 180,788 (128,617) (71%) 175,771 80,251 95,520 119% Investing A ctivities: Telephone network systems and equipment, net (40,888) 2,526 (43,414) (1,719%) (103,737) (53,258) (50,479) 95% Net cash flow used in investing activities (40,888) 2,526 (43,414) (1,719%) (675,395) (53,258) (622,137) 1,168% Financing A ctivities: Bank loans Senior notes Leases Increase of non-controlling interest Other financing activities (7,500) - (23,910) - 3,172 (7,500) - - - (6,037) - - (23,910) - 9,209 0% (15,000) (104,559) 524,331 - 7,388 (15,000) - - - 3,465 - (104,559) 524,331 - 3,923 0% - - - (153%) - - 0% 113% Net cash flow from financing activities (28,238) (13,537) (14,701) 109% 412,160 (11,535) 423,695 (3,673%) Increase (decrease) in cash and financial instruments (16,955) 169,777 (186,732) (110%) (87,464) 15,458 (102,922) (666%) Cash and financial instruments at beginning of period 386,035 430,952 (44,917) (10%) 456,544 585,271 (128,727) (22%) Cash and financial instruments at end of period Ps. 369,080 Ps. 600,729 Ps. (231,649) (39%) Ps. 369,080 Ps. 600,729 Ps. (231,649) (39%) • Important notice: In compliance with provision 4.033.01 and other applicable provisions of the internal regulations of the Mexican Stock Exchange (“MSE”), regarding the “Independent Analyst”, Maxcom Telecomunicaciones S.A.B. de C.V. attests that its share, which is listed on the MSE (Maxcom A) and on the OTCQX (MXMTY), is being covered by more than two financial institutions, thus the Company will not request nor has requested registration to the program “Independent Analyst”, likewise Maxcom complies with all applicable regulations of the MSE and the National Banking and Securities Commission.